Exhibit 99.1

IDENTIV ANNOUNCES AMENDMENT TO CREDIT AGREEMENT WITH OPUS BANK

FREMONT, Calif., December 8, 2015 —Identiv, Inc. (NASDAQ: INVE) today announced an amendment to its existing credit agreement with Opus Bank.

The original agreement, entered into on March 31, 2014, provided for a $10 million term loan and $10 million revolving loan facility. The agreement was amended in November 2014 with improved financing terms, lowering the annual interest rate on the term loan and revolving credit line, deferring the repayment of the term loan to a lump sum in March 2017, increasing the capital availability under the revolving loan facility from $10 million to $30 million, and setting its new maturity date to November 10, 2017. A second amendment was entered into on December 4, 2015, providing for a waiver of the tangible net worth financial covenant at September 30, 2015 and amending the covenant to reset the base amount to $8,000,000, measured quarterly beginning at the end of the fiscal quarter ending December 31, 2015.

“Opus Bank continues to be a great partner and we appreciate their confidence in the Company and our ability to execute our Strategic Plan,” said Steven Humphreys, Identiv CEO. “This amendment supports the Company in its strategy to focus on existing markets and partnerships.”

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About Identiv Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

About Opus Bank

Opus Bank is an FDIC insured California-chartered commercial bank with $6.2 billion of total assets, $5.0 billion of total loans, and $4.9 billion in total deposits as of September 30, 2015. Opus Bank provides high-value, relationship-based banking products, services, and solutions to its clients through its Retail Bank, Commercial Bank, Merchant Bank, and Correspondent Bank. Opus Bank offers a suite of treasury and cash management and depository solutions and a wide range of loan products, including commercial business, healthcare, technology, multifamily residential, commercial real estate, and structured finance, and is an SBA preferred lender. Opus Bank operates 58 client experience centers, including 33 in California, 22 in the Seattle/Puget Sound region in Washington, two in the Phoenix metropolitan area of Arizona, and one in Portland, Oregon. For additional information about Opus Bank, please visit our website: www.opusbank.com. Opus Bank is an Equal Housing Lender.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “plan”, “strategy”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s strategy to focus on existing markets and partnerships and the ability of the Company to execute its strategic plan are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, any determination by Nasdaq with respect to the Company’s plan of compliance, the ability of the Company to file any late periodic reports, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com